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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 6, 2003


                          COMMUNITY BANK SYSTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                         0-11716                   16-1213679
----------------------------     -----------------------    --------------------
(State of Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
  of Incorporation)                                          Identification No.)



  5790 Widewaters Parkway, DeWitt, New York 13214                    13214
---------------------------------------------------              ------------
     (Address of Principal Executive Offices)                      (Zip code)



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events and Regulation FD Disclosure.

     On May 6, 2003, Community Bank System, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Peoples Bankcorp, Inc., a savings and loan holding company based in Ogdensburg, New York ("PBI"). Pursuant to the Merger Agreement, subject to the satisfaction of a number of conditions, a wholly-owned subsidiary of the Company will merge (the "Merger") with and into PBI, with PBI being the surviving corporation. Following the Merger, the Company expects to (i) merge PBI's bank subsidiary, Ogdensburg Federal Savings and Loan Association ("OFSLA"), with and into the Company's bank subsidiary, Community Bank, N.A. (the "Bank"), with the Bank being the continuing bank, and (ii) merge PBI, as the surviving corporation of the Merger, with and into the Company, with the Company being the surviving corporation.

     OFLSA, a federal stock savings and loan association, operates one banking office in Ogdensburg, New York. OFLSA was founded in 1888 as a federally chartered institution. At December 31, 2002, on a consolidated basis, PBI had approximately $28.8 million in total assets, deposits of $24.4 million, net loans of $16.7 million and stockholders' equity of $3.2 million. PBI's common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (File No. 0-25217). Accordingly, PBI files reports, statements and other information with the Securities and Exchange Commission (the "Commission"), which contain additional information concerning PBI. These reports, statements and other information are available from the Commission.

     Each share of PBI's common stock issued and outstanding at the time the Merger is consummated will be converted into the right to receive $30.00 cash. Based on the number of shares of PBI's common stock and stock options issued and outstanding on May 6, 2003, the total merger consideration payable in the Merger is expected to be approximately $4.2 million. In connection with the execution and delivery of the Merger Agreement, each director and executive officer of PBI has entered into an agreement which requires him to vote in favor of the approval of the Merger Agreement and the Merger all of the shares of PBI's common stock that he is entitled to vote.

     Consummation of the Merger is subject to a number of conditions, including the receipt of requisite regulatory approvals and the approval of the shareholders of PBI. Subject to the satisfaction of all conditions, the parties are working to complete the Merger in the third quarter of 2003.

     The foregoing descriptions of and references to all of the above-mentioned agreements are qualified in their entirety by reference to the complete texts of the agreements that are filed herewith and incorporated herein by reference.




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Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

                Exhibit No.                    Description
                -----------                    -----------

                   2.1 Agreement and Plan of Merger, dated May 6, 2003, by and between Community Bank System, Inc. and Peoples Bankcorp, Inc.

                  99.1 Form of Voting Agreement, dated May 6, 2003, by and between Community Bank System, Inc. and directors and executive officers of Peoples Bankcorp, Inc.

                  99.2 Joint Press Release, dated May 7, 2003, issued by Community Bank System, Inc. and Peoples Bankcorp, Inc.








                                       3



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COMMUNITY BANK SYSTEM, INC.

                                 By: /s/ Sanford A. Belden
                                     ------------------------------------
                                   Name:  Sanford A. Belden
                                   Title: President and Chief Executive Officer